                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports to the Stockholders and Board of Directors of Rust International Inc., incorporated by reference in this Form 10-K, and into the registrant's previously filed Registration Statements on Form S-8 (registration nos. 33-31523, 33-13720, 33-47989 and 33-48837) and into the registrant's previously filed Registration Statement on Form S-4 (registration no. 33-36118) and into the registrant's previously filed Registration Statement on Form S-3 (registration no. 33-59606).




                                   ARTHUR ANDERSEN LLP



Chicago, Illinois,
March 27, 1995